Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 • (763) 551-5000 • www.christopherandbanks.com

FOR:	Christopher & Banks Corporation

COMPANY CONTACT:	Michael Lyftogt
Senior Vice President,
Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:	Jean Fontana
ICR, Inc.
(646) 277-1214

CHRISTOPHER & BANKS CORPORATION ANNOUNCES

CHANGE IN FISCAL YEAR-END

Minneapolis, MN, January 9, 2012 — Christopher & Banks Corporation (NYSE: CBK), a specialty women’s apparel retailer, today announced that its Board of Directors approved a change in the Company’s fiscal year-end to the Saturday nearest to the end of January, rather than the Saturday nearest to the end of February.  This change is effective for the Company’s current fiscal year and the Company believes this change will provide certain benefits, including aligning its reporting periods to be more consistent with that of other specialty retail companies.

About Christopher & Banks

Christopher & Banks Corporation is a Minneapolis-based specialty retailer of women’s clothing.  As of January 9, 2012, the Company operates 767 stores in 45 states consisting of 465 Christopher & Banks stores, 236 stores in their plus size clothing division CJ Banks, 43 dual stores and 23 outlet stores.  The Company also operates the www.ChristopherandBanks.com and www.CJBanks.com e-commerce websites.

Keywords:  Christopher & Banks, CJ Banks, Women’s Clothing, Plus Size Clothing, Petites, Extended Sizes, Outfits.

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